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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): NOVEMBER 17, 1998

                           IATROS HEALTH NETWORK, INC.
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             (Exact name of registrant as specified in its charter)

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
          Delaware                   0-20345                    23-2596710
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(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


              11910 Greenville Avenue, Suite 300, Dallas,    TX 75243
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               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (888) 900-1133

                 11 Piedmont Center, Suite 403, Atlanta, GA 30305
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          (Former name or former address, if changed since last report)


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ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

        On November 17, 1998, Match, Inc. ("Match"), a corporation wholly owned by Mr. Ronald E. Lusk, acquired 533,333 shares of the Registrant's Series A Senior Convertible Preferred Stock, par value $.001 ("Preferred Stock"), representing 100% of the issued and outstanding shares of that class of stock, for a purchase price of $1 million. The shares were acquired in a private transaction from The Presbyterian Foundation for Philadelphia, Inc. (the "Seller") at a price per share of $1.875.

The terms of the Preferred Stock provide that at any time that cumulative dividends on the Preferred Stock remain in arrears for more than two quarters, the owners of the Preferred Stock will have the right to elect, voting as a separate class, one additional director to the Board. The holders of the Preferred Stock will have the right to elect an additional director each time the cumulative dividends remain in arrears for two additional quarters, except that the maximum number of directors the holders of the Preferred Stock may elect, voting as a separate class, will be seven.

        Since the Registrant has not paid dividends on the Preferred Stock, holders of the Preferred Stock have the right to elect up to seven (of a possible 13) members of the Registrant's Board of Directors. Thus, the purchase of all the Preferred Stock effectively gave Match control of the Registrant and Mr. Lusk, as the sole shareholder and principal executive officer of Match, the ability to effectively exercise control over the election of a majority of the Registrant's board of directors.

        The $1 million purchase price was paid partly in cash ($200,000) and partly in the form of a non-recourse, non-interest bearing promissory note from Match to the Seller (for $800,000, payable in semi-annual installments over two years and secured by a pledge of the purchased Preferred Stock). The source of the cash funds was from Match's working capital which was provided through an investment by Mr. Lusk from his personal funds.

        Also on November 17, 1998, Match executed a consent of sole holder of the Preferred Stock expanding the size of the Board to seven and electing Mr. Lusk, Robert Lee Woodson, III, Albert Sousa and Joe C. Williams, Jr. to the Board. At a meeting of the Board of Directors on the same day, the Board appointed Mr. Lusk as Chairman of the Board.

        On November 20, 1998, members of senior management, including the President and Chief Executive Officer, resigned and the Board of Directors appointed Mr. Woodson as President and Chief Executive Officer of the Registrant.

        Under the terms of the Stock Purchase Agreement and the Stock Pledge Agreement between Match and the Seller, which are attached as Exhibits 2.1 and
2.2 and incorporated herein by reference, the Seller would reacquire all rights with respect to the Preferred Stock owned by Match, including the rights to vote and dispose of the Preferred Stock, in the event that Match defaults on its obligations under its promissory note to the Seller or the Stock Pledge Agreement.
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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)    EXHIBITS.

             2.1 Stock Purchase Agreement dated as of November 17, 1998, between The Presbyterian Foundation for Philadelphia, Inc. and Match, Inc. (exhibits omitted)

             2.2 Stock Pledge Agreement dated as of November 17, 1998, between Match, Inc. and The Presbyterian Foundation for Philadelphia, Inc.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IATROS HEALTH NETWORK, INC.
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                                        (Registrant)


Date:  December 17, 1998       By:      /s/
       --------------------             ----------------------------------
                                        Ronald E. Lusk, Chairman


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                                  EXHIBIT INDEX

Exhibit        Description
-------        -----------

2.1 Stock Purchase Agreement dated as of November 17, 1998, between The Presbyterian Foundation for Philadelphia, Inc. and Match, Inc. (exhibits omitted)

2.2            Stock Pledge Agreement dated as of November 17,
               1998, between Match, Inc. and The Presbyterian Foundation for Philadelphia, Inc.